Exhibit 10.24
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (the “Agreement”) is entered into as of this [16] day June, 2005, by and between Oculus Innovative Sciences, Inc., a California corporation (“Oculus”), on the one hand, and Quimica Pasteur, S de R.L. (“QP”), Francisco Javier Orozco Gutierrez (“JO”) and Jorge Paulino Hermosillo Martin (“JH”) (JO and JH are each referred to sometimes herein as a “Purchaser” and collectively as the “Purchasers”).
RECITALS
     A. Purchaser is a general partner of Quimica Pasteur, S de R.L. (“QP”). QP is owned at this date as to fifty percent (50%) by JO and as to fifty percent (50%) by JH (each interest is referred to as a “Partnership Interest”).
     B. QP distributes products of Oculus in Mexico pursuant to that certain agreement between QP and Oculus Technologies de Mexico, the wholly-owned subsidiary of Oculus (“OTM”).
     C. Concurrently herewith, JO is entering into a certain Contrato de Opcion de Compra de Parte Social (Partnership Interest Purchase Option Agreement) with Oculus, pursuant to which JO grants to Oculus the option to purchase ninety-nine and seventy-five percent (99.75%) partnership interest in QP (after the issuance of the Designee Interest), subject to the conditions contained therein.
     D. Concurrently herewith, the following additional agreements are being entered into:
          (i) Contrato Maestro between Oculus, OTM, QP and JH and JO (the “Framework Agreement”); and
          (ii) Contrato de Consignacion Mercantil between QP and OTM (“Consignment Agreement”).
     E. On the date following the date hereof, JH and JO are conducting a Asamblea de Socios de QP (or partner meeting of QP) (the “QP Partner Meeting”), pursuant to which JH and JO shall resolve to authorize and irrevocably direct the assignment of JH’s Partnership Interest to JO, and to admit a new partner designated by Oculus (the “Oculus Designee”, who will hold a partnership interest in QP equal to .25% of the total partnership interests of QP (the “Designee Interest”).
     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

     1. Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, Purchasers each hereby agrees to purchase from Oculus, and, expressly conditioned upon the occurrence of the things specified in Section 3.1 hereof), Oculus hereby agrees to sell to each Purchaser, 300,000 shares of the Common Stock of Oculus (each a “Share and collectively, the “Shares”) in consideration of the following:
          1.1 receipt by JO from JH of JH’s Partnership Interest as authorized in the Partner’s Meeting and issuance of the Designee Interest to a person designated by Oculus, each by way of an irrevocable assignment in form and substance satisfactory to Oculus (together, the “Irrevocable Assignment”);
          1.2 receipt by Oculus from JO of the Partnership Interest Purchase Option Agreement.
     2. Closing. The closing of the assignment and transfer of JH’s QP Partnership Interests to JO and the transfer and assignment of the Partnership Interest Purchase Option Agreement to Oculus will take place at the offices of QP, in Guadalajara, Jalisco, Mexico on the date of the QP Partner Meeting and immediately after it is adjourned, which meeting is scheduled to take place on June 17, 2005, unless another date, time or place is agreed to in writing by Oculus and QP (the “Closing”).
          2.1 Deliveries of Purchasers.
               (a) Upon execution and delivery of the Agreement, each Purchaser shall deliver or cause to be delivered to Oculus or the person designated below:
                    (i) the QP Partner Meeting authorization, effecting (among other things) an irrevocable assignment of the JH Partnership Interest to JO and the issuance of the Designee Interest to a designee of Oculus, and otherwise in form and substance satisfactory to Oculus (the “QP Authorization”);
                    (ii) the Partnership Interest Purchase Option Agreement, executed by JO;
                    (iii) this Agreement, executed by JO and JH.
                    (iv) the Framework Agreement, executed by all involved parties; and
                    (v) the Consignment Agreement, executed by QP and OTM.
               (b) At the Closing, each Purchaser shall deliver or cause to be delivered to Oculus or the person designated below the QP Meeting Authorization, duly signed, sealed and delivered.

          2.2 Deliveries of Oculus. Upon execution and delivery of the Agreement, Oculus shall deliver or cause to be delivered to the appropriate person or persons:
               (a) this Agreement, executed by a duly authorized representative of Oculus.
               (b) the Framework Agreement, executed by Oculus; and
               (c) the Consignment Agreement, executed by Oculus.
     3. Issuance of Shares.
          3.1 Conditions Precedent. Oculus’ obligation to issue the Shares is expressly conditioned on the occurrence of the following:
               (a) Oculus shall have received revenue from the sale by QP of Microcyn of at least $500,000 on or before the date which is six months after the date of this Agreement;
               (b) Oculus shall have received revenue from the sale by QP of the Products (as that term is defined in the Framework Agreement) other than Microcyn of at least $834,000 on or before the date which is six months after the date of this Agreement;
               (c) QP shall have restructured the long-term debt evidenced on the Financials which is outstanding as of the date hereof on or before December 31, 2005, to the satisfactions of Oculus;
               (d) All payroll, tax, accounting, and legal issues relating to QP shall have been resolved to the satisfaction of Oculus, in its sole discretion, and evidence of the resolution of such issues in form and substance acceptable to QP, shall have been provided to Oculus on or before December 31, 2006;
               (e) The monthly costs, liabilities and expenses of QP for each of the months during the period commencing on July 1, 2005 and ending on December 31, 2005 shall not exceed ninety percent (90%) of gross revenues collected during such period;
               (f) JO shall have entered into an employment agreement with QP for a term of five years (or such other period as QP shall determine) and otherwise on terms reasonably satisfactory to QP, and JO shall not be in breach thereunder;
               (g) The representations and warranties made by QP and each of the Purchasers in this Agreement and in the Agreements herein described shall be true and correct as of the Issuance Date as though made on and as of the Issuance Date, except as affected by the transactions contemplated by this Agreement, and each of the Purchases shall have delivered to Oculus a certificate, dated the Issuance Date, and executed by such Purchaser, to such effect; and
               (h) The issuance of the Shares would not violate any applicable securities law.
               (i) The credit facility with Nafinsa (as such terms and entity is known by the Parties) remains available for use for the sales to public hospitals for Microcyn and non Microcyn sales.
          3.2 Issuance. On December 31, 2005, or such later date as the parties shall agree in writing (the “Issuance Date”), (a) if Purchasers shall have made all deliveries required to be made in Section 2.1 hereof, (b) if the events specified in Section 3.1 above shall have occurred, as determined in good faith solely by Oculus, (c) and if this Agreement shall not have been earlier terminated, upon delivery of the certificate by each of the Purchasers described in Section 3.1(g) hereof, Oculus shall deliver as soon as practicable to each of the Purchasers certificates evidencing the Shares purchased by the Purchaser at such Purchaser’s address specified on the signature page hereof.
     4. Representations of Oculus. Oculus hereby acknowledges and agrees, and represents and warrants to each of the Purchaser as of the date hereof, as follows:
               (a) Oculus is duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to conduct its business as it is now being conducted, and is lawfully qualified to do business in those jurisdictions in which failure to qualify would have a material adverse effect on Oculus.
               (b) This Agreement has been duly authorized, executed and delivered by Oculus and constitutes Oculus’ valid and legally binding obligation, enforceable against Oculus in accordance with its terms, subject as to enforcement to general principles of equity.
               (c) The execution and delivery of this Agreement and the issuance of the Shares has been approved by the Board of Directors of Oculus, and the execution and delivery of this Agreement and issuance of the Shares do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, Oculus’ Amended and Restated Articles of Incorporation or By-Laws or (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over Oculus.
               (d) Neither Oculus nor any of its affiliates nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts (as defined in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”)) with respect to the Shares and each of them has complied or will comply with the offering restrictions requirements of Regulation S.
     5. Representations of Purchasers. JO and JH hereby acknowledges and agrees, and represents and warrants to Oculus, jointly and severally, as of the date hereof, and as of the Issuance Date, as follows:
          5.1 General Representations of Purchaser.
               (a) QP is duly organized, validly existing and in good standing under the laws of Mexico, with full power and authority to conduct its business as it is now being conducted, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it.
               (b) This Agreement has been duly authorized, executed and delivered by each of QP, JH and JO and constitutes QP’s, JH’s and JO’s valid and legally binding obligation, enforceable against QP, JH and JO, respectively, in accordance with its terms.
               (c) The execution and delivery of this Agreement do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the partnership agreement of QP or any other agreement governing QP or (ii) infringe any agreement or instrument which is material and by which QP or its respective assets is bound or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over QP.
               (d) Attached hereto as Attachment 5.1(d) are the unaudited consolidated financial statements of QP as of and for the twelve-month period ending December 31, 2004, and for the three-month period ended March 30, 2005 (the “Financial Statements”). The Financial Statements were prepared in accordance with generally accepted accounting principles in Mexico consistently applied and present fairly the financial position of QP as at the dates specified therein, and the results of operations and changes in financial position of QP for the periods specified therein, subject to normal year-end audit adjustments.
               (e) Attached hereto as Attachment 5.1(e) is a copy of QP’s management accounts for the year to date period ending April 30, 2005 (the “Management Accounts”). The Financial Statements and the Management

Accounts make full provision for or, in the case of actual liabilities, disclose or take into account, all liabilities of QP and each of its subsidiaries (including taxation (including deferred taxation)), whether actual, contingent or disputed. To the best of the knowledge and belief of QP, the Financial Statements and the Management Accounts are accurate in all respects. The Management Accounts have been prepared on a basis consistent with the Financial Statements and reasonably reflect the financial position of QP for the period concerned.
               (f) Since April 30, 2005, except as disclosed in the Financial Statements and the Management Accounts, (i) there has been no material adverse change in the financial condition, the earnings or business affairs of QP, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by QP, other than those in the ordinary course of business, which are material with respect to QP.
               (g) QP is not subject to any legal proceedings involving claims or amounts which are material and, to the best of its knowledge, no such legal proceedings are pending or threatened against it, other than the Interventor litigation.
               (h) Immediately prior to the QP Partner Meeting, one hundred percent (100%) of the Partnership Interests are held by JO (as to fifty percent (50%) and as to fifty percent (50%) by JH. Immediately after the QP Partner Meeting, one hundred percent (100%) of the Partnership Interests shall be held by JO (as to forty-nine and eighty-eight percent (49.88%)), by JH (as to forty-nine and eighty-eight percent (49.88%)), and by the Oculus Designee (as to twenty-five hundredths percent (.25%). Each of JO and JH represents he holds (or with respect to JH, did hold until transfer to JO) his Partnership Interest free and clear of any restrictions on transfer, taxes, encumbrances, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither Purchaser is a party to any option, warrant, purchase right, or other contract or commitment that could require QP to sell, transfer, or otherwise dispose of the Partnership Interest (other than this Agreement). Neither Purchaser is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Partnership Interest. There are no outstanding options, warrants or other securities exercisable or exchangeable for or convertible into any interest in QP, and there is no agreement or arrangement to sell, transfer or assign any interest in QP.
               (i) Neither Purchaser is in violation or default of any provision of the QP partnership agreement or other charter document, or of any judgment, order, writ, decree or material contract or agreement to which it is a party or by which it or any of its property or assets are bound, or, to the best of its knowledge, of any material federal, state, local or foreign statute, rule or regulation applicable to its business.

          5.2 Representations of Purchaser Concerning Securities. Each Purchaser hereby acknowledges and agrees, and represents and warrants to Oculus, as of the date hereof, and on the Issuance Date, as follows:
               (a) The Shares have not been registered under the United States Securities Act, or any other applicable securities laws, and may not be offered, sold, transferred or otherwise disposed of other than pursuant to a registration statement which has been declared effective under the Securities Act or an exemption from the registration requirements of the Securities Act.
               (b) Each Purchaser is either (i) an “Accredited Investor” within the meaning of Rule 501 under Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), and makes the additional representations in Exhibit A, attached hereto; or (ii) not a “U.S. Person”, and makes the additional representations in Exhibit B attached hereto.
               (c) The offer and sale of the Shares to such Purchaser has taken place outside of the United States of America, its territories and possessions (the “US”), and Purchaser has executed this Agreement outside of the US.
               (d) Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of purchasing the Shares. Such Purchaser is aware that Purchaser (or any account for which Purchaser is purchasing) may be required to bear the economic risk of an investment in the Shares for an indefinite period of time, and Purchaser (or such institutional account) is able to bear such risk for an indefinite period. Such Purchaser has relied solely on this Agreement, the Confidential Private Placement Memorandum of Oculus, and independent investigations made by such Purchaser in making a decision to purchase any Shares. Purchaser reviewed the section of the Confidential Private Place Memorandum of Oculus headed “Risk Factors”, and has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser further represents that it has had an opportunity to ask questions and receive answers from Oculus regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of Oculus. If not a natural person, Purchaser represents that it has not been organized for the specific purpose of acquiring the Shares.
               (e) Such Purchaser is purchasing the Shares for Purchaser’s own account, or for one or more institutional accounts for which such Purchaser is acting as a fiduciary or agent, in each case, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing, the Shares.

               (f) Purchaser has had an opportunity to discuss with the management of Oculus, the business, management and financial affairs of Oculus.
               (g) Purchaser’s advisors and/or Purchaser have had an opportunity to inspect all records and books pertaining to an investment in Oculus and have had reasonable opportunities to ask questions of and receive answers from the officers of Oculus or other persons authorized by Oculus to act on its behalf concerning the offering of shares, and all questions have been answered to Purchaser’s full satisfaction and the satisfaction of Purchaser’s advisors.
               (h) Oculus will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements of such Purchaser, including any and all representations and warranties made under Exhibits A and B, and if any such acknowledgment, representation or warranty made by such Purchaser is no longer accurate, such Purchaser shall promptly notify Oculus thereof in writing. Purchaser has sole investment discretion with respect to any institutional account for which Purchaser is acquiring any Shares as a fiduciary or agent, and Purchaser has full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.
               (i) Purchaser understands that the Shares are “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction (i) not involving a public offering and (ii) subject to the conditions of Regulation D or Regulation S, as applicable, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
               (j) Purchaser understands that no public market now exists for any of the securities issued by Oculus (including the Shares), that Oculus has made no assurances that a public market will ever exist for the Shares and that, even if such a public market exists at some future time, Oculus may not then be satisfying the current public information requirements of Rule 144 under the Securities Act.
          5.3 Legends.
               (a) If a Purchaser makes the representations in Exhibit A, it is understood and agreed that the certificates evidencing the Shares will bear the following legend:

“The shares of Common Stock represented by this stock certificate (the “Shares”) have been acquired for investment and have not been registered under the Securities Act. The Shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”
               (b) If a Purchaser makes the representations in Exhibit B, it is understood and agreed that the certificates evidencing the Shares will bear the following legend:
“The shares of Common Stock represented by this stock certificate (the “Shares”) have not been registered under the Securities Act, or any other securities laws, and have been issued in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The Shares may not be offered, sold, transferred or otherwise disposed of in the United States or to, or for the benefit of account of, any “U.S. Person” (as defined in said Regulation S), other than pursuant to a registration statement which has been declared effective under the Securities Act or an available exemption from the registration requirements of the Securities Act. Hedging transactions involving the Shares may not be conducted other than in compliance with the Securities Act.”
          5.4 Effect of Representation. Each of the foregoing representations, warranties and undertakings, and each of the representations, warranties and undertakings contained in Exhibits A or B, as applicable, shall be deemed to be made on the date of this Agreement and shall be deemed to be repeated and made by the party making them on each day up to and including the Issuance Date. Each of the representations contained in this Section 5 and in Exhibits A or B shall survive the Closing or the termination of, or the issuance of Shares under, this Agreement.
          5.5 Indemnification. QP and each of the Purchasers agrees to indemnify and hold harmless Oculus (and each of its partners, officers, directors, employees and agents and each of its affiliates) (each, an “Indemnified Party”) against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any reasonable legal or other expenses incurred by such Indemnified Party in investigating or defending any such claim, damage or expense), relating to or arising out of (i) any of the representations and warranties made by QP or a Purchaser herein or in any other agreement referenced herein being untrue or incorrect, (ii) the breach by QP or any of the Purchasers of any of its covenants contained herein or in any of the agreements referenced herein, (iii) the Interventor litigation; (iv) any liability not expressly assumed by Oculus; and (v) any theory of successor liability or similar principle of law or equity.
     6. Covenants.

          6.1 Access to Information. QP and each Purchaser shall afford to Oculus, OTM and each of their respective accountants, counsel, financial advisors and other representatives (the “Representatives”) full access during normal business hours throughout the period prior to the Issuance Date to all of its properties, books, contracts, insurance policies, studies and reports, environmental studies and reports, commitments and records (including without limitation tax returns) and, during such period, shall furnish promptly upon written request (i) a copy of each report, schedule and other document filed or received by it with any governmental authority.
          6.2 No Transfer. Neither Purchaser shall sell, assign, transfer or encumber in any way his Partnership Interest, or enter into any agreement or arrangement granting an option or right to acquire his Partnership Interest, except as expressly provided herein.
          6.3 No Issuance. QP shall not sell, issue or authorize the issuance of (i) any partnership interest or other security, (ii) any option or right to acquire any partnership interest or other security, or (iii) any instrument convertible into or exchangeable for any partnership interest or other security, except as expressly provided herein.
     7. Term and Termination.
          7.1 Termination Events. The Agreement may be terminated at any time prior to the Issuance Date:
               (a) by mutual written agreement of each of the parties hereto;
               (b) by Oculus, if the QP Meeting shall not have taken place, and the QP Authorizations shall not have been adopted, on or prior to June [17], 2005;
               (c) by Oculus, upon written notification to QP if the issuance of the Shares without registration can not be consummated without violation of applicable securities law, or if any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the issuance of the Shares;
               (d) by Oculus, upon written notice of Oculus to QP, if any of the events listed in Section 2.1 shall not have occurred on or before the date specified for the occurrence of such event set forth in Section 2.1;
               (e) by Oculus, upon written notice to QP, JH and JO, if JO shall be in material breach of his obligations under his employment agreement with QP, and such breach shall not have been cured within thirty (30) days after Oculus gives written notice thereof to QP;
               (f) by Oculus, upon written notice QP, JH and JO, upon breach by QP, JO and/or JH of any of their obligations under the Framework Agreement or the Consignment Agreement;
               (g) by Oculus, upon written notice of Oculus to QP, JH and JO, if a filing for bankruptcy protection shall have been made with respect to QP (whether voluntarily or involuntarily), or QP shall have made an assignment for the benefit of its creditors; or
               (h) by Oculus, if the Issuance Date shall not have occurred on or prior to December 31, 2005.
          7.2 Effect of Termination. If this Agreement is validly terminated by either Oculus or any of QP, JH or JO pursuant to Section 7.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of Oculus, QP or the Purchasers (or any representative of any of them, or any subsidiary of Oculus) under this Agreement.
     8. Miscellaneous Provisions.
          8.1 No Amendment. This Agreement may not be amended except by a written instrument signed by each of the parties hereto.
          8.2 No Waiver. Any failure of a Purchaser to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of either right hereunder preclude any other or future exercise of that right by that party.
          8.3 Notices. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed, or when the period set forth below expires (whether or not it is actually received), to the address set forth on the signature page hereof:
               (a) if transmitted by telecopier, telex or facsimile transmission (“Fax”), 24 hours after (i) transmission to the party’s telecopier number set forth below, with the party’s name and address set forth below clearly shown on the page first transmitted, and (ii) receipt by the transmitting party of written confirmation of successful transmission, which confirmation may be produced by the transmitting party’s equipment;

               (b) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, (i) 48 hours after such deposit as registered or certified mail if addressed to a location in the US, or (ii) ten days after such deposit as registered or certified airmail if addressed to a location outside of the US; or
               (c) if accepted by Federal Express or a similar reputable delivery services in general usage for delivery to the dress of the party to receive it as set forth below, 24 hours after the delivery time promised by the delivery services.
A party may change its address or telecopier number of the address or telecopier number to which copies shall be sent by giving notice of the change to each other party. The new address shall become effective for purposes of this Agreement five days after notice of the new address is given.
          8.4 No Assignment. This Agreement may not be assigned by Purchaser without Oculus’ prior written consent, and may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.
          8.5 No Third Party Beneficiaries. Except for the Indemnified Parties, and only to the extent set forth in Section 5.5 hereof, neither this Agreement or any provision hereof, nor any agreement to be entered into pursuant hereto or concurrently herewith, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.
          8.6 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the Rules of the American Arbitration Association. The number of arbitrators shall be one. The place of arbitration shall be Sacramento, California, unless otherwise agreed to by the parties to this Agreement.
          8.7 Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction. For purposes of enforcement of any arbitration award, the parties submit to nonexclusive venue in the state and federal courts located in Sacrament, California. For purposes of enforcement of any claim for injunctive or equitable relief expressly allowed herein, the parties submit to exclusive venue in the state and federal courts located in Sacramento, California.
          8.8 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes and replaces in its entirety all other agreements, oral and written heretofore made between the parties with respect to the subject matter hereof and thereof (including, without limitation, the Letters of Intent executed by JO and JH dated May 5, 2005). In the case of a conflict between the terms of this Agreement and the terms of any other agreement specifically referenced herein, the terms of this Agreement shall control.
          8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.
          8.10 Language. This Agreement is written in the English language. No other language version of this Agreement shall be controlling or binding on the parties.

     IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the [17] day of June, 2005.

QUIMICA PASTEUR, S de R.L.		OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Francisco Javier Orozco Gutiérrez	By:	/s/ Jim Schutz

Name: Francisco Javier Orozco Gutiérrez		Name: James Schutz
Title: General Director		Title: General Counsel

Address:		Address: 1129 N. McDowell Blvd

Petaluma, CA 95864

By:	/s/ Francisco Javier Orozco Gutiérrez

Name: Francisco Javier Orozco Gutiérrez

Address:

By: /s/ Jorge Paulino Hermosillo Martin

Jorge Paulino Hermosillo Martin

Address:

Exhibit A
Accredited Investor Questionnaire
To:     Oculus Innovative Sciences, Inc.
     The information set forth in this Investor Questionnaire is being furnished to Oculus by the undersigned Puchaser in order for Oculus to determine whether Purchaser’s purchase of Shares may be accepted in light of the requirements of Section 4(2) of the Securities Act, including confirmation that Purchaser is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, and the requirements of certain state securities laws. Purchaser understands that (a) the Shares will not be registered under the Securities Act in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act, (b) Purchaser may be required to hold the Shares indefinitely; and (c) Purchaser is required to bear the entire risk of an investment in the Shares.
     Purchaser represents and warrants to Oculus that: (i) the information contained herein is complete and accurate and may be relied upon by Oculus, its officers and directors and their agents and affiliates; and (ii) Purchaser will notify Oculus immediately of any change in any of the information contained herein prior to the acceptance of Purchaser’s subscription.
     In accordance with the foregoing, Purchaser hereby makes and provides the following representations and information:
1.	Accredited Investor Status. Purchaser is an “Accredited Investor” by reason of the following (please check whichever of the following statements that apply):

—	(a)	The Purchaser is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds $1,000,000.

—	(b)	The Purchaser is a natural person who had an individual income in excess of $200,000 in each of the last two calendar years, or joint income with such Purchaser’s spouse, in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same level in this calendar year.

—	(c)	The Purchaser is a bank as defined in Section 3(a)(2) of the Securities Act.

—	(d)	The Purchaser is a director, executive officer, or general partner of Oculus – the issuer of the Shares.

—	(e)	The Purchaser is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

—	(f)	The Purchaser is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

—	(g)	The Purchaser is an insurance company as defined in Section 2(13) of the Securities Act.

—	(h)	The Purchaser is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended.

—	(i)	The Purchaser is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

—	(j)	The Purchaser is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000.

—	(k)	The Purchaser is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, investment decisions are made solely by persons that are accredited investors.

—	(l)	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

—	(m)	The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, a United States or foreign corporation, a partnership, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

—	(n)	The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

—	(o)	The Purchaser is an entity in which all of the equity owners are accredited investors.
2.	General Information. Please provide the following general information:
                    (1) If Purchaser is a natural person, please complete the following:
                    Purchaser is a permanent resident in the State of California.
                         Yes ☐            No ☐
                    Purchaser maintains additional residences outside of California.
                         Yes ☐            No ☐
                         If yes, please indicate address(es):

                    (2) If Purchaser is an entity, please complete the following:
                    Indicate Type of Ownership:
                         General Partnership ☐ Corporation ☐
                         Limited Partnership ☐ Trust ☐
                    Date of Formation (if applicable):___/___/___
                    Number of Partners, Shareholders or Beneficiaries: ☐
                    Was this entity formed for the specific purpose, even among other purposes, of investing in Oculus:
                    Yes ☐          No ☐          Not applicable ☐

     IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire on this 16 day of June, 2005.

By:	Francisco Javier Orozco Gutiérrez

Signature:

EXHIBIT B
Foreign Investor Representations
To: Oculus Innovative Sciences, Inc.
     The information set forth in this Foreign Investor Questionnaire is being furnished to Oculus by the undersigned Purchaser in order for Oculus to determine whether such Purchaser’s purchase of the Shares may be accepted in light of the requirements in Regulation S promulgated under the Securities Act, including confirmation that Purchaser is not a U.S. Person. Purchaser understands that (a) the Shares will not be registered under the Securities Act in reliance upon the exemption from registration under the Securities Act, (b) Purchaser may be required to hold the Shares indefinitely; and (c) Purchaser is required to bear the entire risk of an investment in the Shares.
     Purchaser represents and warrants to Oculus that: (i) the information contained herein is complete and accurate and may be relied upon by Oculus, its officers and directors and their agents and affiliates; and (ii) Purchaser will notify Oculus immediately of any change in any of the information contained herein prior to the acceptance of Purchaser’s subscription.
     In accordance with the foregoing, Purchaser hereby makes and provides the following representations and information:
1 Neither Purchaser nor any person for the account of whom Purchaser is acting, including the estate of any such person, a trust of which any such person is a “U.S. Person”. For purposes of this Questionnaire and the Agreement, “U.S. Person” means:
                                   (i) Any natural person resident in the United States of America (“U.S.”);
                                   (ii) Any partnership or corporation organized or incorporated under the laws of the U.S.;
                                   (iii) Any estate of which any executor or administrator is a U.S. Person;
                                   (iv) Any trust of which any trustee is a U.S. Person;
                                   (v) Any agency or branch of a foreign entity located in the U.S.;
                                   (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the U.S.; and
                                   (vii) Any partnership or corporation if:
                                        (A) Organized or incorporated under the laws of any foreign jurisdiction; and
                                        (B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act) who are not natural persons, estates or trusts.
     2. The offer and sale of the Shares to the Purchaser has taken place outside of the U.S., its territories and possession, and Purchaser has executed the Agreement and this Questionnaire outside of the U.S.
     3. The Purchaser further agrees not to make any disposition of all or any portion of the Shares to a U.S. person unless and until:
          (a) Such disposition is in accordance with Regulation S promulgated under the Securities Act, or
          (b) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or
          (c) Purchaser shall have notified Oculus of the proposed disposition and shall have furnished Oculus with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Oculus, with an opinion of counsel, reasonably satisfactory to Oculus, that such disposition will not require registration under the Securities Act.
     4. The Purchaser (and any institutional account for which Purchaser is purchasing any Shares) will not (i) offer, sell or otherwise transfer any Shares prior to the expiration of a one (1) year period commencing on the Issuance Date other than pursuant to (A) a registration statement which has been declared effective under the Securities Act, (B) an exemption from the registration requirements of the Securities Act provided by Regulation S promulgated under the Securities Act, or (C) any other exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel (such counsel being satisfactory to Oculus), or (ii) engage in any hedging transaction with respect to any Shares other than in compliance with the Securities Act. In order to effectuate the foregoing restrictions on resales and other transfers of the Shares, if any resale or other transfer is proposed to be made (other than pursuant to an effective registration statement under the Securities Act) prior to one (1) year after the Issuance Date, (1)(a) such Purchaser shall deliver to Oculus or Oculus’ transfer agent a Transferor Representation Statement substantially in the form of Annex A hereto in the case of a transfer proposed to be made in compliance with Regulation S and (b) the transferee shall deliver to Oculus or Oculus’ transfer agent a Transferee Representation Statement substantially in the form of Annex B hereto in the case of a transfer proposed to be made in compliance with Regulation S, or (2) such Purchaser shall provide Oculus with an opinion of counsel satisfactory to Oculus regarding the availability of another exemption from the registration requirements of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has executed this Foreign Investor Questionnaire on this 16 day of June, 2005.
By:      Jorge Paulino Hermosillo Martín
Signature
Annex A
TRANSFEROR REPRESENTATION STATEMENT

Transferor:

Transferee:

The Company:	Oculus Innovative Sciences, Inc.

Shares:	Common Stock

Amount:	300,000 (the “Shares”)

Date:
          In connection with the transfer of the above-referenced Shares, the undersigned Transferor hereby represents and warrants to Oculus Innovative Sciences, Inc. (the “Company”) that:
          1. The Transferor understands that the transfer of the Shares contemplated hereby is being made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation S under the Securities Act.
          2. The Transferor has not engaged in any “directed selling efforts” (as such term is defined in Regulation S) in connection with this transfer of the Shares.
          3. If the Transferor is a “distributor” (as such term is defined in Regulation S), a “dealer” (as such term is defined in Section 2(a)(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Shares, or the transfer of the Shares contemplated hereby is being made to a known dealer or other person receiving a selling concession, fee or other remuneration in respect of the Shares, then the Transferor has sent to the Transferee a notice to the effect that (a) the Shares can be offered and sold only in accordance with Regulation S, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Secretaries Act and (b) the Transferee shall not engage in hedging transactions with respect to the Shares other than in compliance with the Securities Act.

          4. If the Transferor is a director or officer of the Company or a distributor (as such term is defined in Regulation S), the Transferor affirms that he or she is an affiliate of the Company or such distributor, as the case may be, solely by virtue of such position and that no selling concession, fee or other remuneration, other than the usual or customary broker’s commission, has been paid in connection with the offer or sale of the Shares.

TRANSFEROR

By

Name:
Title:

Annex B
TRANSFEREE REPRESENTATION STATEMENT

Transferor:

Transferee:

The Company:	Oculus Innovative Sciences, Inc.

Shares:	Common Stock

Amount:	(the “Shares”)

Date:
          In connection with the transfer of the above-referenced Shares, the undersigned Transferee hereby represents and warrants to, and agrees with, Oculus Innovative Sciences, Inc. (the “Company”) that:
          1. The Transferee understands that the Shares have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption and/or non-exclusive safe harbor(s) from the registration requirements of the Securities Act provided by Regulation S thereunder.
          2. The Transferee understands that such exemption afforded by Regulation S is only available for offers and sales of securities outside of the United States and its territories and possessions (the “US”) and affirms that the offer and sale of the Shares occurred outside of the US. The Transferee further agrees that it will not (a) resell the Shares other than pursuant to a registration statement which has been declared effective under the Securities Act or an available exemption from the registration requirements of the Securities Act or (b) engage in any hedging transactions with respect to the Shares other than in compliance with the Securities Act. The Transferee understands that Regulation S is not available with respect to any transaction or series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration requirements of the Securities Act.
          3. The Transferee is not a “U.S. person” (as such term is defined in Regulation S), nor is the Transferee acquiring the Shares for the account or benefit of a “U.S. person” (as so defined), or the Transferee has notified the Company in writing of the circumstances of the transfer contemplated hereby that qualify such transfer for an exemption from the registration requirements of the Securities Act.

          4. The Transferor, not the Company, is transferring the Shares and any information the Transferee may have received in connection with the transfer contemplated hereby was provided to the Transferee by the Transferor, for the benefit of the Transferor, and not by or for the benefit of the Company. The sale of the Shares was negotiated at arm’s length between the Transferor and the Transferee, without any assistance from the Company.
          5. The Transferee authorizes the Company and its agents to place on each certificate evidencing the Shares a legend in the form specified below:
“The shares of Common Stock represented by this stock certificate (the “Shares”) have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and have been issued in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The Shares may not be offered, sold, transferred or otherwise disposed of in the United States or to, or for the benefit or account of, any “U.S. person” (as defined in said Regulation S), other than pursuant to a registration statement which has been declared effective under the Securities Act or an available exemption from the registration requirements of the Securities Act. Hedging transactions involving the Shares may not be conducted other than in compliance with the Securities Act.”

TRANSFEREE

By

Name:

Attachment 3.1(c)
Liabilities

Attachment 5.1(d)
Quarterly Financial Statements
for the twelve-month period ending December 31, 2004
and the three-month period ending March 31, 2005

Attachment 5.1(e)
Management Accounts for the period ending April 30, 2005